Exhibit 99.1

RLJ ENTERTAINMENT REPORTS FINANCIAL RESULTS FOR THE

FISCAL YEAR ENDED DECEMBER 31, 2016

Revenues from Proprietary Digital Channels More Than Doubled Year-Over-Year

Gross Profit Increased by 18.4% and Gross Margin Increased by 10.4% Year-Over-Year

SILVER SPRING, MD – March 23, 2017 – RLJ Entertainment, Inc. (“RLJ Entertainment,” “RLJE” or “the Company”) (NASDAQ: RLJE), today announced financial results for the fiscal year ended December 31, 2016.

Highlights for the year ended December 31, 2016 and other significant events are as follows:

•	Our Digital Channels paying subscribers increased by 125.1% from 203,000 to 457,000 in 2016.
•

Revenues from our Digital Channels segment increased 115.6% to $16.3 million. After costs of sales and operating expenses, our Digital Channels segment contributed $6.3 million of income from continuing operations for the current period compared to a loss from continuing operations of $1.5 million for the same period last year.

•

Gross profit increased by 18.4% to $26.4 million and gross margin increased to 32.9% for the year ended December 31, 2016 compared to 22.5% for the year ended December 31, 2015. The improvements in gross profit and gross margin are primarily attributable to the growth of our proprietary Digital Channels, which deliver a higher profit margin.

•

Net loss was $21.9 million for the year compared to a net loss last year of $55.0 million.  The improvement is primarily driven by a goodwill impairment charge recognized last year with no similar impairments this year.

•

Adjusted EBITDA improved by $5.1 million to $13.1 million for 2016. This primarily reflects improved operating results due to increased gross margins attributable to our Digital Channels segment, increased equity earnings from affiliate (Agatha Christie Ltd.) and reduced selling expenses.

•

In October 2016 and January 2017, we refinanced our senior debt and repaid our subordinated notes, respectively.  After repayment of our prior loans and expenses, we received net proceeds of $7.4 million.  Our new senior loan facility improves our debt servicing payment by lowering our cash interest rate by 800 basis points and requiring no principal payments until June 2019.

Highlights of key goals for 2017 and beyond:

•

Increase investment in unique, exclusive and high quality content to strengthen and expand programming of our Digital Channels, and increase the content pipeline of our complimentary IP licensing and wholesale business units.

•	Increase our 2017 total revenue and operating margins.
•	Expand the platform and geographical footprint of our Digital Channels.
•	Grow Acorn TV and UMC subscriber base to one million within the next 24 months.

Robert L. Johnson, Chairman of RLJ Entertainment, stated “2016 has been a transformational year for RLJ Entertainment both from a strategic and operational initiative. We have not only developed our digital channels, Acorn TV and UMC, to meet the growing trend of consumers in cord cutting by cable and satellite subscribers, we have also strategically aligned ourselves with AMC Network to further propel RLJE’s growth. We see the next 12 to 24 months as instrumental to enhance our unique Acorn TV and UMC brands to serve an audience that demands our carefully curated programs.”

“In 2016, we made excellent progress in our execution of our digital channel growth strategy. We doubled our subscriber base year over year and recently achieved a significant milestone when we crossed half a million subscribers at the end of February 2017. By significantly increasing our investments in high quality, original and exclusive content, enhancing our marketing efforts and expanding our platform and territory footprint, in 2017 we expect to grow our top line revenue and continue to improve our operational margins. We see the one million subscriber target to be achievable in the next 24 months,” added Miguel Penella, Chief Executive Officer of RLJ Entertainment.

Nazir Rostom, Chief Financial Officer of RLJ Entertainment, said “In 2016, we improved our balance sheet by refinancing and lowering our cost of debt, adding more liquidity, and increasing our shareholder’s equity. With a stronger balance sheet and improved financial position, we are increasing our investment in our fast growing Digital Channels which will further improve our 2017 financial performance.”

Conference Call Information.  RLJE will hold a conference call on Thursday, March 23, 2017, at 11:30 a.m. ET to discuss its results for the year ended December 31, 2016.  To participate in the live conference call, interested parties may dial +1.844.348.1685 (+1.213.358.0890 outside the U.S. and Canada) and provide conference ID number 85261255, or via webcast at RLJEntertainment.com.  The webcast will be archived in the investors section of RLJE’s website.

RLJ Entertainment, Inc. (NASDAQ: RLJE) is an entertainment content distribution company in primarily North America, the United Kingdom, and Australia. RLJ Entertainment’s titles are distributed in multiple formats including broadcast television (including satellite and cable), theatrical and non-theatrical, DVD, Blu-Ray, digital download, and digital streaming.

With its popular OTT branded channels, Acorn TV (British TV) and UMC (Urban Movie Channel), RLJ Entertainment targets distinct, premium audiences and Urban niche audiences. The company grows its proprietary digital channels through development, acquisition, and distribution of exclusive rights of program franchises and feature film content.

Through Acorn Media Enterprises, its UK development arm, RLJE owns all rights to the hit UK mystery series Foyle’s War and is developing new programs. RLJE owns 64% of Agatha Christie Limited, which manages the intellectual property and publishing rights to some of the greatest works of mystery fiction, including stories of the iconic sleuths Miss Marple and Poirot.

For more information, please visit RLJEntertainment.com, Acorn.TV, and UrbanMovieChannel.com.

Forward Looking Statements

This press release may include “forward looking statements” within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Other than statements of historical fact, all statements made in this press release are forward-looking, including, but not limited to, statements regarding goals, industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future results and condition.  In some cases, forward-looking statements may be identified by words such as “will,” “should,” “could,” “may,” “might,” “expect,” “plan,” “possible,” “potential,” “predict,” “anticipate,” “believe,” “estimate,” “continue,” “future,” “intend,” “project” or similar words.

Forward-looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions.  Factors that might cause such differences include, but are not limited to:

•

Our financial performance, including our ability to achieve improved results from operations and improved earnings before income tax, depreciation and amortization, non-cash royalty expense, interest expense, non-cash exchange gains and losses on intercompany accounts, goodwill impairments, severance costs, change in fair value of stock warrants and other derivatives, stock-based compensation, basis-difference amortization in equity earnings of affiliate and dividends received from affiliate in excess of equity earnings of affiliate (or Adjusted EBITDA);

•	Our expectation that revenues and financial performance of our digital channels will continue to grow and have a positive effect on our liquidity, cash flows and operating results;
•	The effects of limited cash liquidity on operational performance;
•	Our obligations under the credit agreement;
•	Our ability to satisfy financial ratios;
•	Our ability to generate sufficient cash flows from operating activities;
•	Our ability to fund planned capital expenditures and development efforts;
•	Our inability to gauge and predict the commercial success of our programming;
•

Our ability to maintain relationships with customers, employees and suppliers, including our ability to enter into revised payment plans, when necessary, with our vendors that are acceptable to all parties;

•	Our ability to realize anticipated synergies and other efficiencies in connection with the AMC transaction;

•	Delays in the release of new titles or other content;
•	The effects of disruptions in our supply chain;
•	The loss of key personnel;
•	Our public securities’ limited liquidity and trading; or
•	Our ability to meet the NASDAQ Capital Market continuing listing standards and maintain our listing.

You should carefully consider and evaluate all of the information in this press release, including the risk factors listed above and in our Form 10-K filed with the Securities Exchange Commission (or SEC), including “Item 1A.  Risk Factors.”  If any of these risks occur, our business, results of operations, and financial condition could be harmed, the price of our common stock could decline and you may lose all or part of your investment, and future events and circumstances could differ significantly from those anticipated in the forward-looking statements contained in this press release.  Unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any such forward-looking statements that may reflect events or circumstances occurring after the date of this press release.

Readers are referred to the most recent reports filed with the SEC by RLJ Entertainment. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Traci Otey Blunt, 301-830-6204

RLJ Entertainment, Inc.

tblunt@rljentertainment.com

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RLJ ENTERTAINMENT, INC.

Consolidated Balance Sheets

(Unaudited)

As of December 31, 2016 and 2015

	December 31,
(In thousands, except share data)	2016	2015
ASSETS
Cash	$7,834	$4,530
Accounts receivable, net	19,569	23,886
Inventories, net	6,215	8,325
Investments in content, net	60,737	60,407
Prepaid expenses and other assets	798	833
Property, equipment and improvements, net	1,336	1,815
Equity investment in affiliate	16,491	20,098
Other intangible assets, net	9,309	9,233
Goodwill	13,691	14,631
Assets of discontinued operations	—	6,870
Total assets	$135,980	$150,628
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Accounts payable and accrued liabilities	$11,995	$16,370
Accrued royalties and distribution fees	55,614	51,552
Deferred revenue	2,152	1,203
Debt, net of discounts and debt issuance costs	42,053	61,250
Deferred tax liability	1,715	1,839
Stock warrant and other derivative liabilities	9,763	10,678
Liabilities of discontinued operations	—	7,560
Total liabilities	123,292	150,452
Commitments and contingencies (see Note 21)
Redeemable convertible preferred stock	—	21,346
Shareholders' Equity (Deficit):
Redeemable convertible preferred stock, $0.001 par value, 1,000,000 shares authorized; 31,046 shares issued and 30,198 shares outstanding at December 31, 2016 and 31,046 shares issued and outstanding at December 31, 2015; liquidation preference of $34,366 at December 31, 2016 and $32,617 at December 31, 2015	38,708	—
Common stock, $0.001 par value, 250,000,000 shares authorized, 5,240,085 shares issued and outstanding at December 31, 2016 and 4,717,324 shares issued and outstanding at December 31, 2015	5	5
Additional paid-in capital	106,059	85,400
Accumulated deficit	(127,388)	(105,514)
Accumulated other comprehensive loss	(4,696)	(1,061)
Total shareholders' equity (deficit)	12,688	(21,170)
Total liabilities and shareholders' equity (deficit)	$135,980	$150,628

RLJ ENTERTAINMENT, INC.

Consolidated Statements of Operations

(Unaudited)

Years Ended December 31, 2016 and 2015

	Years Ended December 31,
(In thousands, except per share data)	2016	2015
Revenues	$80,238	$98,970
Cost of sales
Content amortization and royalties	36,946	54,030
Manufacturing and fulfillment	16,901	22,656
Total cost of sales	53,847	76,686
Gross profit	26,391	22,284

Selling expenses	9,298	10,915
General and administrative expenses	17,841	17,746
Depreciation and amortization	2,957	4,137
Goodwill impairment	—	30,260
Total operating expenses	30,096	63,058
LOSS FROM CONTINUING OPERATIONS	(3,705)	(40,774)

Equity earnings of affiliate	3,078	2,217
Interest expense, net	(8,400)	(9,968)
Change in fair value of stock warrants and other derivatives	(4,573)	1,373
Loss on extinguishment of debt	(3,549)	—
Other expense	(1,293)	(1,402)
LOSS FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(18,442)	(48,554)
Provision for income taxes	(155)	(165)
LOSS FROM CONTINUING OPERATIONS, NET OF INCOME TAXES	(18,597)	(48,719)
LOSS FROM DISCONTINUED OPERATIONS, NET OF INCOME TAXES	(3,277)	(6,261)
NET LOSS	(21,874)	(54,980)
Accretion on preferred stock	(4,301)	(2,626)
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(26,175)	$(57,606)
Net loss per common share attributable to common shareholders:
Continuing operations	$(4.97)	$(12.08)
Discontinued operations	(0.72)	(1.47)
Basic and diluted net loss per common share attributable to common shareholders	$(5.69)	$(13.55)

Weighted average shares outstanding:
Basic and diluted	4,603	4,251

RLJ ENTERTAINMENT, INC.

UNAUDITED Adjusted EBITDA

Years Ended December 31, 2016 and 2015

We define “Adjusted EBITDA” as earnings before income tax, depreciation, amortization, non-cash royalty expense, interest expense, non-cash exchange gains and losses on intercompany accounts, goodwill impairments, severance costs, change in fair value of stock warrants and other derivatives, stock-based compensation, basis-difference amortization in equity earnings of affiliate and dividends received from affiliate in excess of equity earnings of affiliate.   Management believes Adjusted EBITDA to be a meaningful indicator of our performance that provides useful information to investors regarding our financial condition and results of operations because it removes material non-cash items that allows investors to analyze the operating performance of the business using the same metric management uses.  The exclusion of non-cash items better reflects our ability to make investments in the business and meet obligations.  Presentation of Adjusted EBITDA is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance.  Management uses this measure to assess operating results and performance of our business, perform analytical comparisons, identify strategies to improve performance and allocate resources to our business segments. While management considers Adjusted EBITDA to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with U.S. GAAP. Not all companies calculate Adjusted EBITDA in the same manner and the measure, as presented, may not be comparable to similarly-titled measures presented by other companies.

The following table includes the reconciliation of our consolidated U.S. GAAP net loss to our consolidated Adjusted EBITDA:

	Years Ended December 31,
(In thousands)	2016	2015
Net loss	$(21,874)	$(54,980)
Interest expense	8,400	9,968
Provision for income tax	155	165
Depreciation and amortization	2,957	4,137
Goodwill impairment	—	30,260
Basis-difference amortization in equity earnings of affiliate	484	546
ACL dividends in excess of earnings	—	537
Change in fair value of stock warrants and other derivatives	4,573	(1,373)
Stock-based compensation	1,010	302
Restructuring	5,938	447
Loss from discontinued operations	3,277	6,261
Foreign currency exchange loss on intercompany accounts	1,487	1,111
Non-cash royalty expense	6,681	10,608
Adjusted EBITDA	$13,088	$7,989